UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction
of incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

On June 13, 2016, Mohan Maheswaran, President, Chief Executive Officer and a Director of Semtech Corporation (the “Company”), entered into a written pre-arranged stock trading plan in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934 for the sale of a maximum of 18,000 shares of the Company’s common stock. The plan provides for sales of specified numbers of such shares on the open market at prevailing prices on the applicable trading days specified under the plan, subject to a minimum price threshold as specified in the plan.  The plan provides for sales beginning in August 2016 and ending in July 2017.

The plan is consistent with, and will follow, a similar plan entered into by Mr. Maheswaran in April 2015, which expired following the final trade under that plan in March 2016.

Except as may be required by law, the Company does not undertake to report Rule 10b5-1 trading plans established by any other Company employees, officers or directors, nor to report modifications, terminations, or other activities under any publicly announced trading plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMTECH CORPORATION

Date: June 14, 2016	By:	/s/ Emeka N. Chukwu
		Name:	Emeka N. Chukwu
		Title:	Executive Vice President and Chief Financial Officer